                                                                    Exhibit 99.9

                            WebFinancial Corporation
                               590 Madison Avenue
                                   32nd Floor
                            New York, New York 10022

                                            March __, 2004

Wachovia Bank, N.A.
[ADDRESS]

Ladies and Gentlemen:

     In  connection  with  your   appointment  as  Subscription   Agent  in  the
transactions described herein,  WebFinancial Corporation, a Delaware corporation
(the "Company"), hereby confirms its arrangements with you as follows:

     1. Rights  Offering.  As  set  forth  in  the  Company's  Prospectus  dated
________,  2004 (the  "PROSPECTUS")  and incorporated  herein by reference,  the
Company intends to conduct a rights offering (the "RIGHTS OFFERING") in which it shall  distribute  one right (the  "RIGHTS") to  subscribe  for shares of common stock, $.001 par value per share (the "COMMON STOCK"),  for each share of Common
Stock held at the close of business  on   March 19,  2004 (the  "RECORD  DATE").
Each Right shall  entitle  the holder  thereof to  subscribe  for ____ shares of
Common  Stock  at  the  price  of  $____  per  share  (the  "BASIC  SUBSCRIPTION
PRIVILEGE").  These  Rights shall  expire at 5:00 p.m.,  New York City time,  on
__________,  2004 (the "EXPIRATION  TIME") and be evidenced by  non-transferable subscription  certificates  ("SUBSCRIPTION  CERTIFICATES").  In  addition,  each
Rights holder who exercises  his Basic  Subscription  Privilege in full shall be eligible  to  subscribe  for,  at the  same  price of  $_____  per  share,  such additional  shares of Common Stock that are available as a result of unexercised
Rights (the  "OVERSUBSCRIPTION  PRIVILEGE"),  subject to prorartion as set forth below and subject further to the Company's charter provision that will limit the amount to be  subscribed  for by an  Right's  holder  to a number  that will not increase  such holder's  ownership to 4.9% or more of the Company's  outstanding
Common Stock.

     2.  Appointment  of  Subscription  Agent.  You are hereby  appointed as the
Subscription  Agent for the Rights  Offering in accordance  with the Prospectus.
Each reference to you in this letter is to you in your capacity as  Subscription
Agent, unless the context indicates otherwise.

     3. Delivery of Documents.  Enclosed herewith are the following, the receipt of which by you is hereby acknowledged:

     (a) a copy of the Prospectus;

     (b) the form of Subscription Certificate;

     (c) the form of Instructions as to Use of Subscription Certificates;

     (d) the form of Notice of Guaranteed Delivery;

     (e) the form of Letter to Security Holders Who Are Record Holders;

     (f) the form of letter  to  Securities  Dealers,  Commercial  Banks,  Trust
         Companies and other Nominees;

     (g) the form of letter to Clients of Security  Holders  Who Are  Beneficial
         Holders;

     (h) the form of Nominee Holder Certification Form;

     (i) the Beneficial Owner Election Form;

     (j) the Substitute Form W-9; and

     (k) a return  envelope  addressed to Wachovia Bank,  N.A., as  Subscription
         Agent.

The documents referenced in clauses (c) through (j) above shall be referred to herein as the "Ancillary Documents."

     On or before  ____________,  2004,  you shall mail or cause to be mailed to each  holder of Common  Stock,  at the close of business on the Record Date (the
"Record  Stockholders"),  a  Subscription  Certificate  evidencing the Rights to which such  holder is  entitled,  a  Prospectus,  the  Ancillary  Documents  (as applicable) and an envelope addressed to you. Prior to the mailing, however, the
Company  shall  provide  you with  blank  Subscription  Certificates  for you to prepare  and issue in the names of the  Record  Stockholders  for the  number of
Rights such stockholders are entitled. The Company shall also provide you with a sufficient  number  of  copies of each of the  documents  to be mailed  with the
Subscription Certificates.

     4.  SUBSCRIPTION  PROCEDURE.  (a) Upon your receipt prior to the Expiration
Time  (by  mail,  facsimile  or  delivery)  as  Subscription  Agent  of (i)  any
Subscription Certificate completed and endorsed for exercise (except as provided in paragraph 6 hereof),  and (ii) payment in full of the subscription  price set forth on the  cover  page of the  Prospectus  for the  shares  of  Common  Stock subscribed for (the "SUBSCRIPTION  PRICE") in U.S. funds (A) by certified check, bank  draft or a postal,  telegraphic  or  express  money  order  payable at par
(without   deduction  for  bank  service  charges  or  otherwise)  to  you,  "as
Subscription Agent"; (B) by wire transfer of immediately available funds; or (C)
an alternative  payment method arranged by you and approved by the Company,  you shall as soon as practicable after the Expiration Time (but after performing the
procedures   described  in  subparagraphs  (b)  and  (c)  below),  mail  to  the subscriber's registered address on the books of the Company the shares of Common
Stock subscribed for pursuant to the Basic and Oversubscription  Privileges, and furnish a list of all such information to the Company.

                                      -2-

     (b) As soon as practicable  after the Expiration  Time, you shall calculate the  number of shares to which  each  subscriber  is  entitled  pursuant  to the
Oversubscription   Privilege.   Only   subscribers   who  exercise  their  Basic
Subscription  Privilege in full shall be eligible to subscribe  for those shares of Common Stock not subscribed for pursuant to the Basic Subscription  Privilege
(the "REMAINING SHARES"). Where there are sufficient Remaining Shares to satisfy all additional  subscriptions  by subscribers  exercising their rights under the
Oversubscription  Privilege,  each  subscriber  shall be allotted  the number of additional  shares  subscribed  for by them. If the  aggregate  number of shares subscribed  for under  the  Oversubscription  Privilege  exceeds  the  number of
Remaining  Shares,  the number of Remaining  Shares  initially  allotted to each participant  in the  Oversubscription  Privilege  shall be the lesser of (i) the number of shares  subscribed  for under the  Oversubscription  Privilege by such subscriber or (ii) the product (disregarding  fractions) obtained by multiplying the number of  Remaining  Shares by a fraction,  the  numerator  of which is the number of shares  subscribed  for under the  Oversubscription  Privilege by such subscriber,  and the  denominator  of which is the  aggregate  number  of shares subscribed for under the Oversubscription Privilege by all subscribers. If after the initial  allotment  there are still Remaining  Shares and subscribers  whose exercise of the  Oversubscription  Privilege has not been fully satisfied,  such
Remaining  Shares  shall  be  allocated  (one or more  times  as  necessary)  in accordance  with the foregoing  principal until all available  Remaining  Shares have been allocated.  Any fractional share to which subscribers exercising their
Oversubscription   Privilege  would  otherwise  be  entitled  pursuant  to  such allocation shall be rounded down to the next whole share.

     (c) Upon  calculating  the  number of shares to which  each  subscriber  is entitled pursuant to the Oversubscription  Privilege and the amount overpaid, if any, by each subscriber,  you shall, as soon as practicable,  (i) furnish a list of all such  information  to the  Company and (ii)  inform the  subscribers  who participated  in the  Oversubscription  Privilege  of the  number of  additional shares, if any, allotted to them.

     (d) Upon  calculating  the  number of shares to which  each  subscriber  is entitled pursuant to the Oversubscription Privilege and assuming payment for the additional  shares  subscribed  for has been  delivered,  you shall  mail to the subscriber's  registered  address  on the books of the  Company  the  additional shares the  subscriber has been allotted as  contemplated  in  subparagraph  (a)
above.  If a lesser  number of  shares is  allotted  to a  subscriber  under the
Oversubscription Privilege than the number for which the subscriber has tendered payment,  you shall remit to the subscriber  the excess of the payment  received from such subscriber  over the amount required to exercise the  Oversubscription
Privilege for the number of shares finally allotted to such subscriber,  without interest or deduction, at the same time as certificates  representing the shares allotted pursuant to the Oversubscription Privilege are mailed.

     (e) You shall promptly remit to the Company, after expiration of the Rights
Offering and issuance of certificates  for the shares  subscribed for, all funds received  in  payment of the  Subscription  Price  under the Basic  Subscription
Privilege.  Funds  received by you  pursuant to the  Oversubscription  Privilege shall be held by you in a segregated account pending allocation of shares issued
pursuant  to  the   Oversubscription   Privilege.   Upon  mailing   certificates
representing  the shares and refunding  each  subscriber's  funds for additional shares  subscribed  for but not allotted,  if any, you shall  promptly remit all

                                      -3-

funds received in payment of the Subscription  Price under the  Oversubscription
Privilege to the Company.

     5.  DEFECTIVE  EXERCISE  OF RIGHTS;  LOST  SUBSCRIPTION  CERTIFICATES.  The
Company shall have the absolute right to reject any defective exercise of Rights or to waive any defect in  exercise.  Unless  requested to do so by the Company, you shall not be under any duty to give  notification to holders of Subscription
Certificates  of  any  defects  or   irregularities   in   subscriptions.   Such
subscriptions  shall not be deemed to have been made  until any such  defects or irregularities  have  been  cured or  waived  within  such  time as the  Company determines.  You shall as soon as practicable return  Subscription  Certificates with defects or irregularities  that have not been cured or waived to the holder of the Rights.  If any  Subscription  Certificate  is alleged to have been lost, stolen or  destroyed,  you should follow the same  procedures  followed for lost stock certificates  representing shares of Common Stock you use in your capacity as transfer agent for the Company's Common Stock.

     6. LATE DELIVERY.  If prior to the Expiration  Time you receive (i) payment in full  of the  Subscription  Price  for  the  shares  of  Common  Stock  being subscribed for and (ii) a guarantee  notice (a "Notice of Guaranteed  Delivery")
substantially  in the form delivered with the Subscription  Certificate,  from a commercial bank or trust company having an office or correspondent in the United
States,  or a member firm of any registered  United States  national  securities exchange or of the National Association of Securities Dealers,  Inc. stating the certificate number of the Subscription  Certificate  relating to the Rights, the name and address of the exercising stockholder, the number of Rights represented by the Subscription Certificate held by such exercising stockholder,  the number
of  shares  of  Common  Stock  being   subscribed  for  pursuant  to  the  Basic
Subscription  Privilege,  the number of shares of Common  Stock,  if any,  being subscribed for pursuant to the Oversubscription  Privilege, and guaranteeing the delivery to you of the  Subscription  Certificate  evidencing such Rights within three trading days on the over-the-counter  market ("OTC") following the date of the Notice of Guaranteed Delivery,  then the Rights may be exercised even though the  Subscription  Certificate  was not delivered to you prior to the Expiration
Time,  provided  that within  three OTC trading days  following  the date of the
Notice of  Guaranteed  Delivery  you receive  the  properly  completed  and duly executed Subscription  Certificate  evidencing the Rights being exercised,  with signature guaranteed if required.

     7.  DELIVERY.  You shall deliver to the Company the exercised  Subscription
Certificates in accordance with written directions received from the Company and shall  deliver  the  shares of  Common  Stock to the  subscribers  who have duly exercised Rights at their registered addresses as instructed on the Subscription
Certificates.

     8.  REPORTS.  You shall  notify the Company by  telephone  on or before the close of business on each  business  day during the period  commencing  with the mailing  of the Rights  and  ending at the  Expiration  Time (and in the case of guaranteed deliveries,  ending three business days after the Expiration Time) (a
"daily  notice"),  which notice shall  thereafter be confirmed in writing of (i)
the number of Rights exercised on the day covered by such daily notice, (ii) the number of Rights subject to guaranteed delivery on the day covered by such daily notice,  (iii) the  number of Rights  for which  defective  exercises  have been received  on the day  covered  by such daily  notice,  (iv) the number of shares

                                      -4-

requested under the  Oversubscription  Privilege and (v) the cumulative total of the  information  set forth in clauses (i) through (iv) above.  At or before the first business day following the  Expiration  Time, you shall certify in writing to the Company the  cumulative  total  through  the  Expiration  Time of all the information set forth in clauses (i) through (iv) above.  You shall maintain and update a listing of holders who have fully or partially  exercised their Rights, and holders who have not exercised  their Rights.  You shall provide the Company or its designee with such information compiled by you pursuant to this paragraph
8 as any of them shall request.

     9.  FUTURE  INSTRUCTIONS.  With  respect to notices or  instructions  to be provided  by the  Company  hereunder,  you  may  rely  and  act  on any  written instruction signed by (a) any one or more of the following  authorized  officers or  employees  of the  Company:  Warren  G.  Lichtenstein,  Chairman  and  Chief
Executive  Officer  of the  Company or Glen  Kassan,  Vice  President  and Chief
Financial  Officer of the Company;  or (b) Adam W. Finderman of Olshan  Grundman
Frome  Rosenzweig & Wolosky LLP or Benjamin S. Reichel of Olshan  Grundman Frome
Rosenzweig & Wolosky LLP, both counsel for the Company.

     10.  PAYMENT  OF  COMPENSATION  AND  EXPENSES.  The  Company  will  pay you compensation for acting in your capacity as Subscription  Agent hereunder as set forth on Schedule 1 attached hereto.

     11. COUNSEL. You may consult with counsel satisfactory to you, which may be counsel to the Company,  and the written advice or opinion of such counsel shall be full and  complete  authorization  and  protection  in  respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel.

     12. INDEMNIFICATION. The Company covenants and agrees to indemnify and hold you harmless against any costs,  expenses  (including  reasonable fees for legal counsel),  losses or damages,  which may be paid,  incurred or suffered by or to which you may become  subject,  arising from or out of,  directly or indirectly, any  claim or  liability  resulting  from your  actions  as  Subscription  Agent pursuant  hereto;  provided that such covenant and agreement  does not extend to such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your own  negligence,  misconduct or bad faith or that of any employees,  agents or independent contractors used by you in connection with performance of your duties as Subscription  Agent  hereunder,  or your breaching any of your obligations under this Agreement.

     13. NOTICES.  Unless otherwise  provided herein,  all reports,  notices and other  communications  required or permitted to be given  hereunder  shall be in writing  and  delivered  by hand or  confirmed  telecopy or by first class mail, postage prepaid, as follows:

            (a) If to the Company, to:

                WebFinancial Corporation
                590 Madison Avenue
                New York, New York 10022
                Telephone:  (212) 758-3232

                                      -5-

                with a copy to:

                Adam W. Finerman, Esq.
                Olshan Grundman Frome Rosenzweig & Wolosky LLP
                Park Avenue Tower
                65 East 55th Street
                New York, New York 10022
                Telephone:   (212) 451-2300
                Telecopy:     (212) 451-2222

            (b) If to you, to:

                Wachovia Bank, N.A.
                [ADDRESS]

                Attention:  _________________
                Telephone:   ________________
                Telecopy:     ________________

     14.  ASSIGNMENT,  DELEGATION.  (a) Neither this Agreement nor any rights or obligations  hereunder  may be assigned or delegated by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their  respective  permitted  successors and assigns.  Nothing in this  Agreement is intended or shall be construed to confer upon any other  person  any right,  remedy or claim or to impose  upon any other person any duty, liability or obligation.

     15.  GOVERNING LAW. The validity,  interpretation  and  performance of this
Agreement  shall be  governed  by the law of the State of New York,  except that body of law relating to choice of laws.

     16. SEVERABILITY. If any provision of this Agreement shall be held invalid, unlawful, or unenforceable,  the validity,  legality,  and enforceability of the remaining provisions shall not in any way be affected or impaired.

     17.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of which shall be deemed to be an original  and all of which together shall be considered one and the same agreement.

     18.  CAPTIONS.  The  captions  and  descriptive  headings  herein  are  for convenience of the parties only. They do not in any way modify,  amplify,  alter or give full notice of the provisions hereof.

     19. CONFIDENTIALITY. All books, records, information and data pertaining to the  business  of a  party  that  are  exchanged  or  received  pursuant  to the negotiation  or the  carrying  out of this  Agreement  including  the  fees  for services set forth in the attached schedule shall remain confidential, and shall

                                      -6-

not be voluntarily  disclosed to any other person,  except as may be required by law.

     20. TERM.  This  Agreement  shall  remain in effect until 30 days'  written notice has been provided by either party to the other of its  termination.  Upon termination of the Agreement,  the Subscription Agent shall retain all cancelled
Subscription  Certificates  and related  documentation as required by applicable law.

     21. MERGER OF AGREEMENT.  This Agreement  constitutes the entire  agreement between the parties hereto and  supersedes  any prior  agreement with respect to the subject matter hereof whether oral or written.

     If  the  foregoing  is  in  accordance  with  your   understanding  of  our
arrangements, please sign and return the enclosed duplicate of this letter.

                                          Very truly yours,

                                          WEBFINANCIAL CORPORATION

                                          --------------------------------------
                                          By:
                                          Title:

     The  foregoing  is in  accordance  with  our  understanding  and is  hereby confirmed and accepted.

                                          WACHOVIA BANK, N.A.

                                          --------------------------------------
                                          By:
                                          Title:

Dated:  March __, 2004

                                      -7-

                                                                      Schedule 1

                               WACHOVIA BANK, N.A.
                                Schedule of Fees
                                 As Rights Agent

                          [TO BE PROVIDED BY WACHOVIA]